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                                                                    EXHIBIT 10.1





                             MASTER OPERATING LEASE

                                     between

                             NHR/OP, L.P., LANDLORD

                                       and

                     NATIONAL HEALTHCARE CORPORATION, TENANT

                             Dated: October 1, 1997

                      Effective: 12:01 AM, January 1, 1998






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                                Table of Contents

                                                                            Page

ARTICLE I:          SEPARATE LEASE AGREEMENTS; PREMISES AND TERM............  1
             1.01   Separate Lease Agreements...............................  1
             1.02   Leased Property.........................................  1
             1.03   Term....................................................  2
             1.04   Holding Over............................................  2
             1.05   Surrender...............................................  2

ARTICLE II:         RENT ...................................................  3
             2.01   Base Rent...............................................  3
             2.02   Additional Rent.........................................  3
             2.03   Place(s) of Payment of Rent; Direct Payment of
                    AdditionaL Rent ........................................  3
             2.04   Net Lease...............................................  3
             2.05   No Termination, Abatement, Etc..........................  4
             2.06   Percentage Rent.........................................  4

ARTICLE III:        IMPOSITIONS AND UTILITIES...............................  6
             3.01   Payment of Impositions..................................  6
             3.02   Definition of Impositions...............................  7
             3.03   Escrow of Impositions...................................  8
             3.04   Utilities...............................................  8
             3.05   Discontinuance of Utilities.............................  9

ARTICLE IV:         INSURANCE ..............................................  9
             4.01   Property Insurance......................................  9
             4.02   Liability Insurance..................................... 10
             4.03   Insurance Requirements.................................. 10
             4.04   Replacement Cost........................................ 11
             4.05   Blanket Policy.......................................... 11
             4.06   No Separate Insurance................................... 11
             4.07   Waiver of Subrogation................................... 11
             4.08   Mortgages............................................... 12
             4.09   Escrows................................................. 12

ARTICLE V:          INDEMNITY; HAZARDOUS SUBSTANCES......................... 12
             5.01   Tenant's Indemnification................................ 12
             5.02   Hazardous Substances or Materials....................... 13
             5.03   Limitation of Landlord's Liability...................... 13


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ARTICLE VI:         USE AND ACCEPTANCE OF PREMISES.......................... 14
             6.01   Use of Leased Property.................................. 14
             6.02   Acceptance of Leased Property........................... 14
             6.03   Conditions of Use and Occupancy......................... 14
             6.04   Financial Statements.................................... 14

ARTICLE VII:        REPAIRS, COMPLIANCE WITH LAWS,
                    AND MECHANICS' LIENS.................................... 15
             7.01   Maintenance............................................. 15
             7.02   Compliance With Laws.................................... 15
             7.03   Required Alterations.................................... 15
             7.04   Mechanic's Liens........................................ 16
             7.05   Replacements of Fixtures................................ 16

ARTICLE VIII:       ALTERATIONS AND SIGNS................................... 16
             8.01   Prohibition on Alterations and Improvements............. 16
             8.02   Requirements for Permitted Alterations.................. 17
             8.03   Ownership and Removal of Permitted Alterations.......... 18
             8.04   Signs................................................... 18

ARTICLE IX:         DEFAULTS AND REMEDIES................................... 18
             9.01   Events of Default....................................... 18
             9.02   Remedies................................................ 20
             9.03   Right of Set-Off........................................ 22
             9.04   Performance of Tenant's Covenants....................... 22
             9.05   Late Charge............................................. 22
             9.06   Litigation; Attorneys' Fees............................. 22
             9.07   Remedies Cumulative..................................... 23
             9.08   Escrows and Application of Payments..................... 23
             9.09   Power of Attorney....................................... 23

ARTICLE X:          DAMAGE AND DESTRUCTION.................................. 24
             10.01  General................................................. 24
             10.02  Landlord's Inspection................................... 24
             10.03  Landlord's Costs........................................ 25
             10.04  Rent Abatement.......................................... 25
             10.05  Substantial Damage During Lease Term.................... 25

ARTICLE XI:         CONDEMNATION ........................................... 26
             11.01  Total Taking............................................ 26
             11.02  Partial Taking.......................................... 26

ARTICLE XII:        TENANT'S PROPERTY ...................................... 26

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             12.01  Tenant's Property....................................... 27
             12.02  Requirements for Tenant's Property...................... 27

ARTICLE XIII:       TENANT'S RIGHTS OF FIRST REFUSAL........................ 28
             13.01  Rights of First Refusal................................. 28

ARTICLE XIV:        ASSIGNMENT AND SUBLETTING; ATTORNMENT................... 29
             14.01  Subletting and Assignment; Attornment................... 29
             14.02  Attornment.............................................. 29
             14.03  Sublease Limitation..................................... 30

ARTICLE XV:         ARBITRATION ............................................ 30
             15.01  Arbitration............................................. 30
             15.02  Appointment of Arbitrators.............................. 30
             15.03  Third Arbitrator........................................ 30
             15.04  Arbitration Procedure................................... 30
             15.05  Expenses................................................ 31

ARTICLE XVI:        QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT,
                    BOND FINANCING AND ESTOPPEL CERTIFICATES................ 31
             16.01  Quiet Enjoyment......................................... 31
             16.02  Subordination........................................... 31
             16.03  Attornment; Non-Disturbance............................. 31
             16.04  Estoppel Certificates................................... 32

ARTICLE XVII:       MISCELLANEOUS........................................... 33
             17.01  Notices................................................. 33
             17.02  Advertisement of Leased Property........................ 33
             17.03  Entire Agreement........................................ 34
             17.04  Severability............................................ 34
             17.05  Captions and Headings................................... 34
             17.06  Governing Law........................................... 34
             17.07  Recording of Lease...................................... 34
             17.08  Waiver.................................................. 34
             17.09  Binding Effect.......................................... 34
             17.10  Authority............................................... 34
             17.11  Transfer of Permits, Etc................................ 34
             17.12  Modification............................................ 35
             17.13  Incorporation by Reference.............................. 35
             17.14  No Merger............................................... 35
             17.15  Laches.................................................. 35
             17.16  Waiver of Jury Trial.................................... 35

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             17.17  Permitted Contests...................................... 36
             17.18  Construction of Lease................................... 36
             17.19  Counterparts............................................ 36
             17.20  Relationship of Landlord and Tenant..................... 37
             17.21  Custody of Escrow Funds................................. 37
             17.22  Sale of Real Estate Assets.............................. 37
             17.23  Use of Tenant's Name.................................... 37


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                             MASTER OPERATING LEASE


             AGREEMENT dated as of the 1st day of October, 1997, but effective 12:01 a.m., January 1, 1998, by and between NHR/OP, L.P., a Maryland limited partnership, with NATIONAL HEALTH REALTY, INC. as general partner, ("Landlord") and NATIONAL HEALTHCARE CORPORATION, or any wholly owned subsidiary to whom it is assigned, a Delaware corporation (collectively "Tenant").

                                    RECITALS

             WHEREAS, Tenant desires to lease from Landlord various properties upon which Landlord engages in the business of operating nursing homes and healthcare facilities, which properties are listed on Schedule A attached hereto (the "Real Estate Conveyance"); and

             WHEREAS, Landlord and Tenant desire that each of the properties listed on Schedule A shall be the subject of a separate and individual Short Form Lease Agreement describing said property, the rent and various other terms of said lease (each such Short Form Lease Agreement referred to individually as a "Lease" and the property that is the subject of an individual Lease being referred to as "Leased Property"); and

             WHEREAS, Landlord and Tenant desire to set forth in this Agreement certain terms and conditions applicable to all Leases of all Leased Properties, except as any individual Lease with respect to a particular Leased Property may otherwise provide;

             NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein and in each Lease, Landlord and Tenant agree as follows:

             ARTICLE I: SEPARATE LEASE AGREEMENTS; PREMISES AND TERM

         1.01 Separate Lease Agreements. Landlord and Tenant are concurrently entering into a separate Lease for each of the Leased Properties referred to in Schedule A hereto. Except as specifically set forth in a separate Lease, or any amendment, supplement, schedule or exhibit thereto, all of the provisions of this Agreement shall be deemed to be incorporated into and made a part of each such separate Lease made between the Landlord as landlord (or lessor) and the Tenant as tenant (or Lessee) during the Term of such separate Lease.

         1.02 Leased Property. Except as set forth in an individual Lease (including any schedule or exhibit thereto), the property that is the subject of each Lease and that shall be considered as leased by the Landlord to the Tenant thereunder shall consist of:

                  (a) The land described in the Lease ("Land");

                  (b) All buildings, structures, and other improvements, including without



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         limitation sidewalks, alleys, utility pipes, conduits, and lines, parking areas, and roadways, now or hereafter situated upon the Land ("Improvements");

                  (c) All easements, rights and other appurtenances relating to the Land and Improvements ("Appurtenances");

                  (d) All permanently affixed equipment, machinery, fixtures, and other items of real property, including all components thereof, located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating (but not movable refrigerators), incineration, air and water pollution control, waste disposal air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding items within the category of "Tenant's Property" defined in Section 12.01 hereof (collectively the "Fixtures").

The Land, Improvements, Appurtenances and Fixtures are hereinafter referred to as the "Leased Property".

         SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in any individual Lease ("Permitted Exceptions").

         1.03 Term. To have and to hold, unless otherwise provided in an individual Lease, the initial term (the "Initial Term") of each Lease is ten
(10) years commencing on January 1, 1998, (the "Commencement Date") and expiring on December 31, 2007. Provided that no Event of Default has occurred and that Tenant has not given Landlord a six (6) month notice of termination on or before December 31, 2007, Tenant shall have been deemed to renew all (but except as Landlord shall otherwise specifically agree in writing not less than all) Leases for one (1) additional five (5) year term commencing January 1, 2008 (the "First Renewal Term") on the same terms (other than with respect to renewal) as the Initial Term; and provided that no Event of Default has occurred and that Tenant has not given Landlord a six (6) month notice of termination on or before December 31, 2012, Tenant shall have been deemed to renew all (but except as Landlord shall otherwise specifically agree in writing not less than all) Leases for one (1) further five (5) year term commencing January 1, 2013 (the "Second Renewal Term") on the same terms as the First Renewal Term. The term "Term" means the Initial Term and each Renewal Term as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on January 1 and ending on December 31.

         1.04 Holding Over. Should Tenant, without the express consent of Landlord,



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continue to hold and occupy the Leased Property after the expiration of the
Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month Tenant remains in the Leased Property one hundred fifty (150%) percent of the Base Rent in effect on the expiration date. Said month-to-month tenancy may be terminated by Landlord by giving Tenant ten (10) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

         1.05 Surrender. Except for (i) Permitted Alterations; (ii) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and (iii) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property (including the Certificate of Need and/or license to operate the Leased Property) at the expiration or termination of the Term broom clean, free of all Tenant's equipment and personal property, and in as good order and condition as of the Commencement Date.

                                ARTICLE II: RENT

         2.01 Base Rent. Unless otherwise provided in an individual Lease, Tenant shall pay Landlord base rent for each Property that is the subject of a Lease in the amount specified therein (the "Base Rent") for the Term in consecutive monthly installments payable in advance on the Commencement Date of each Lease and thereafter on the first day of each month during the Term, in accordance with the Base Rent Schedule set forth in or attached to each individual Lease.

         2.02 Additional Rent. In addition to Base Rent and Percentage Rent (as hereinafter defined in Section 2.06), Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined) which Tenant assumes or agrees to pay under this Agreement or any Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Other Additional Rent").

         2.03 Place(s) of Payment of Rent; Direct Payment of Additional Rent. The Base Rent, Percentage Rent, and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement, in any Lease or by statute or otherwise in the case of nonpayment of the Rent. Tenant shall make all payments of Base Rent and of Percentage Rent at Landlord's principal place of business or as Landlord may otherwise from time to time direct in writing, and all payments of Other Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request.

         2.04 Net Lease. This Lease shall be deemed and construed to be an "absolute net



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lease" or "triple net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

         2.05 No Termination Abatement, Etc. Except as otherwise specifically provided in this Agreement or a particular Lease, Tenant shall remain bound by this Agreement or such Lease in accordance with its terms. Except as otherwise specifically provided in the Agreement or a particular Lease, Tenant shall not, without the prior written consent of Landlord modify, surrender or terminate the Agreement or such Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as specifically provided in this Agreement or a particular Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [ii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Agreement or a particular Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iii] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [iv] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Agreement or a particular Lease, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including but not limited to any rights under any statute relating to rights of tenants in any state in which any Leased Property is located, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement or a particular Lease or by termination of this Agreement or a particular Lease other than by reason of an Event of Default.

         2.06 Percentage Rent. In addition to the Base Rent, with respect to each Lease Year after 1999 Tenant shall pay Landlord percentage rent ("Percentage Rent") in accordance with this Section 2.06 equal to three percent (3%) of the amount by which the Gross Revenues (as defined in Section 2.06.01) of each Leased Property in the applicable Lease Year exceed the Gross Revenues of each Leased Property during 1999.

         2.06.01 "Gross Revenues" means all revenues received or receivable by the Tenant from or by reason of the operation of the Leased Property, or any other use of the Leased Property, as calculated in accordance with generally accepted accounting principles and as adjusted as set



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forth in this Section 2.06.01. Gross Revenues shall not include non-operating revenues such as interest income or income from the sale of assets other than in the ordinary course of business. Gross Revenues shall be adjusted by the following items: [i] contractual allowances (difference between customary charges and amounts receivable based on contract) relating to any period during the Term of the Lease; [ii] all proper patient billing credits and adjustments (including adjustments for bad debts) according to generally accepted accounting principles relating to health care accounting; and [iii] federal, state or local excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately. To the extent that the Leased Property is subleased by Tenant, Gross Revenues shall be calculated for purposes of the Lease by including the rent received or receivable by the Tenant if the space rental does not replace an operating bed and is for not more than 10% of the square footage of the Leased Property. Otherwise, Gross Revenues shall be calculated by including the Gross Revenues of such sub-lessees with respect to the subleased property, i.e., the Gross Revenues generated from the operations conducted on such subleased portion of the Leased Property shall be included directly in the Gross Revenues for the purpose of determining percentage rent payable under this Lease and the rent received or receivable by Tenant under such subleases shall be excluded from Gross Revenues for such purpose.

         2.06.02 On or before March 31, 2000 with respect to the year ended December 31, 1999 and on or before each following March 31 with respect to each Lease Year thereafter, Tenant shall deliver to Landlord a notarized, sworn statement (the "Tenant's Certification") setting forth the Gross Revenues for the prior year. Annually a certificate from a nationally reputable accounting firm satisfactory to Landlord shall be delivered to Landlord which certificate shall state that, in the course of the regular audit of Tenant's financial statements, such firm has reviewed Tenant's calculations of the amount of Gross Revenues for each of the Leased Properties as set forth in Tenant's Certification and that nothing has come to its attention to make such firm believe the Tenant's Certification is incorrect in any material respect (and/or stating, if applicable, any proposed audit adjustments with respect to Gross Revenue which Tenant elected not to record and set forth in Tenant's Certification). In addition to the Tenant's Certification and upon the request of Landlord, Tenant shall deliver the following: [i] any reports sent to any reimbursement agency, including, but not limited to Medicaid Cost Reports; [ii] copies of Medicare Cost Reports; [iii] copies of interim or final cost settlements with Medicare authorities concerning Medicare receivables with a debit or credit balance; [iv] patient census data by type of patient on a quarterly basis within thirty (30) days after the end of each calendar quarter beginning January 31, 1999; [v] copies of changes in rates for Medicare, Medicaid, private payor or any other provider paying for patients in the Leased Property; and [vi] Tenant's calculation supporting any estimated contractual allowances in the Financial Statements.

         2.06.03 In each Lease Year commencing 2000, Tenant shall for such Lease Year make anticipated payments of Percentage Rent monthly at the time of paying installments of Base Rent, which payments shall be equal to one-twelfth (1/12th) of the Percentage Rent determined for the preceding Lease Year, subject to final determination and adjustment in payment by March



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31 of the following year.

         2.06.04 Landlord or its duly authorized representatives may, upon reasonable notice and on any business day and during reasonable office hours, inspect Tenant's records of Gross Revenues, either at the Leased Property or elsewhere as reasonably designated by Tenant, provided such inspection is made within twelve months after a Tenant's Certification is furnished to Landlord by Tenant. Any claim by Landlord for a revision of any Tenant's Certification must be made in writing to Tenant within twelve (12) months after the date such Tenant's Certification is furnished to Landlord; otherwise it shall be deemed waived by Landlord. If Landlord inspects Tenant's records and such inspection shows an error(s) in the Tenant's Certification which results in an understatement of Gross Revenues of five percent (5%) or more for any Leased Property, then in addition to paying the additional Percentage Rent on demand, Tenant shall pay Landlord, on demand, the reasonable cost of such inspection as Additional Rent.

                     ARTICLE III: IMPOSITIONS AND UTILITIES

         3.01 Payment of Impositions. Subject to the adjustments set forth herein, Tenant shall pay, as Additional Rent, all Impositions (as hereinafter defined) that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred. Tenant shall, upon request from Landlord, promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default (as hereinafter defined) shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other



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action. Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term, whether or not such Imposition is imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereinafter levied, assessed, or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by or rent or other consideration required to be paid by Tenant under this Lease.

         3.02 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent); [ii] assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the
Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); [iv] to the extent they may become a lien on the Leased Property all taxes imposed on Tenant's operations of the Leased Property including without limitation, employee withholding taxes, income taxes and intangible taxes; and [v] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay [i] any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord; or [ii] except as provided in Section 13.01, any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; provided, however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause [i] or [ii] immediately above is levied, assessed or imposed expressly in lieu thereof



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Tenant shall then pay such tax, levy, or charge set forth in said clause [i] or
[ii].

         3.03 Escrow of Impositions. If Landlord's lender requires Landlord to escrow real property taxes or other Impositions on a periodic basis during the Term, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this Article to lender on a periodic basis in accordance with the lender's requirements. Landlord shall escrow the payments received from Tenant in accordance with the requirements of its lender, and shall furnish Tenant with a copy of the lender's requirements for escrow. Further, if an Event of Default occurs hereunder which is not cured within any applicable grace period, Tenant shall thereafter, at Landlord's election, deposit with Landlord on the first day of each month during the remaining Term hereof and any extended Term, a sum equal to one-twelfth (1/12th) of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward payment of such Impositions. If, at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to Tenant's tax and Imposition escrow fund for the next tax year. If any such excess of funds occurs at the end of the final Lease Year, and subject to Section 9.08 below, Landlord shall promptly refund such excess amounts to Tenant. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

         3.04 Utilities. Tenant shall pay, as Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs hereunder and is not cured within any applicable grace period, Tenant shall thereafter, at Landlord's election, deposit with Landlord on the first day of each month during the remaining Term, a sum equal to one-twelfth (1/12th) of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. If, at any time during the Lease Year, such funds held by Landlord are insufficient to cover monthly, annual, or other periodic charges for utilities, Tenant shall, on demand pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. If, at any time during the Lease Year, such funds held by Landlord are in excess of the total monthly, annual or other periodic payment necessary to satisfy utility costs, such excess amounts shall be applied to Tenant's escrow fund for the next payment of such utilities. If any such excess exists following the expiration or earlier termination of the Lease and after all utility bills and accounts have been settled, Landlord shall, subject to Section 9.08 below, promptly refund such amounts to Tenant. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

         3.05 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                              ARTICLE IV: INSURANCE

         4.01 Property Insurance. Tenant shall, at Tenant's expense, keep the Improvements, Fixtures, and other components of the Leased Property insured against the following risks:

                    (a) Loss or damage by fire, vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

                    (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                    (c) Loss of rent under a rental value insurance policy covering risk of loss during the first nine (9) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b) above, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause, if the insurance provided for in this clause (c) is available at a reasonable cost.

                    (d) If the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

                    (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

         4.02 Liability Insurance. Tenant shall, at Tenant's expense, maintain liability insurance against the following:

                    (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for nursing home or comparable professional malpractice, blanket contractual, personal injury, owner's protective liability, real property fire damage legal liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence, One Million Dollars ($1,000,000.00) per location. If malpractice insurance coverage is unavailable generally or is unreasonably expensive, Landlord and Tenant will consult in good faith regarding an alternative.

                    (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and nonowned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) aggregate.

                    (c) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

         4.03 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                    (a) The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.

                    (b) The carriers of all policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the state in which the Leased Property is located.

                    (c) Tenant shall be the "named insured" and Landlord shall be an "additional named insured" on each policy.

                    (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

                    (e) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate the Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

                    (f) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

                    (g) At least thirty (30) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

         4.04 Replacement Cost. The term "full replacement cost" means the actual replacement cost thereof from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each Lease Year of the Term, increase the amount of the replacement cost endorsement for the Improvements. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

         4.05 Blanket Policy. Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Agreement.

         4.06 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Agreement, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Agreement includes Deeds of Trust and the term "mortgagees" includes trustees and beneficiaries under a Deed of Trust.

         4.07 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

         4.08 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall obtain such other coverages and provide such other information and documents as may be reasonably required by the mortgagee.

         4.09 Escrows. If Landlord's lender requires the Landlord to escrow insurance premiums on a periodic basis, or if an Event of Default occurs hereunder, Tenant, after notice from Landlord, shall make such periodic payments in accordance with the lender's or Landlord's requirements.

                   ARTICLE V: INDEMNITY; HAZARDOUS SUBSTANCES

         5.01 Tenant's Indemnification. Subject to Section 4.07, Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.07) incurred in connection with or arising from: [i] the use or occupancy of each Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Agreement or any Lease or any law, ordinance, or governmental requirement of any kind; and [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

         5.02 Hazardous Substances or Materials. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm any Leased Property or any part or component thereof; commit any nuisance; permit the emission of any hazardous agents or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of any Leased Property, or allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto any Leased Property any such materials or substances; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to any Leased Property. Landlord may inspect the Leased Property from time to time, and Tenant will cooperate with such inspections. Without limitation, "hazardous substances" for the purposes of this Section 5.02 shall include such substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq. and the regulations adopted thereunder, and hazardous materials shall include such materials as are described in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; and hazardous substances or hazardous materials shall also include any substance or material described in any applicable statute of any state in which Leased Properties are located, and in any regulations adopted under any of these acts. Upon request by Landlord, Tenant shall submit to Landlord quarterly reports regarding Tenant's use, storage, and disposal of any of the foregoing materials, said reports to include information regarding continued hazardous materials inspections, personal interviews, and federal, state and local agency listings. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or absence of hazardous materials on the Leased Property. In all events, Tenant shall indemnify Landlord and all mortgagees of any Leased Property from any release of hazardous materials on the Leased Property occurring while Tenant is in possession, all costs and expenses and claims arising from the release of, or discovery of the existence of, or need to clean up or remove, or arising from any prior release or removal of any hazardous substances or materials on or from any Leased Property, whether such release, discovery or removal occurs during the Term or occurred prior to the commencement of the Term. (At the request of Landlord, Tenant will from time to time confirm such indemnity to mortgagees directly with such mortgagees.)

         5.03 Limitation of Landlord's Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the presence or release of any hazardous substance or material on or from the Leased Property or from any other cause beyond Landlord's control.

                   ARTICLE VI: USE AND ACCEPTANCE OF PREMISES

         6.01 Use of Leased Property. Tenant shall use and occupy each Leased Property exclusively as a nursing home, healthcare facility or other purpose for which the Leased Property is being used at the Commencement Date of the Term, and for no other purpose without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate each Leased Property for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency.

         6.02 Acceptance of Leased Property. Except as otherwise specifically provided in this Agreement or in any individual Lease, Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] delivery of the Leased Property to Tenant is in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

         6.03 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times after notice to Tenant to examine the condition thereof.

         6.04 Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, Tenant shall deliver to Landlord audited consolidated financial statements of Tenant, certified by a nationally recognized accounting firm. The financial statements shall include a complete schedule of contingent liabilities and transactions with affiliates. Within forty-five (45) days after the end of each calendar quarter, Tenant shall deliver to Landlord unaudited profit and loss statements.

                   ARTICLE VII: REPAIRS, COMPLIANCE WITH LAWS,
                              AND MECHANICS' LIENS

         7.01 Maintenance. Tenant shall maintain, repair, and replace each Leased Property, including without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer, and gas connections, pipes, and mains. Tenant shall pay as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

         7.02 Compliance With Laws. Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of each Leased Property, including without limitation, [i] licensure requirements for operation as a nursing home or medical facility, [ii] certification requirements needed to obtain reimbursement under the Medicare and state Medicaid programs unless Tenant, after notice to Landlord, determines to discontinue participation in such programs; [iii] requirements of the board of fire insurance underwriters or insurance service office or any other similar body having jurisdiction over the Leased Property, and [iv] all zoning and building codes and Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of the nursing home or health care facility license, provider agreements, certificates of occupancy and building permits. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any loss, liability (including strict liability), claim, damage (including consequential damages), cost and expense (including attorneys' fees) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

         7.03 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue certification under the Medicare and Medicaid programs (unless Tenant has elected not to participate in such programs), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 8.02.

         7.04 Mechanic's Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

         7.05 Replacement of Fixtures. Tenant shall not remove Fixtures from any Leased Property except to replace the Fixtures by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and replacements therefor. Tenant may finance replacements for the Fixtures by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures or Personal Property having a cost greater than or equal to Ten Thousand Dollars ($10,000.00), Tenant may not finance replacements by security agreement or equipment lease unless [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement; and [iii] Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                       ARTICLE VIII: ALTERATIONS AND SIGNS

         8.01 Prohibition on Alterations and Improvements. Except for [i] alterations required by Section 7.03; [ii] replacements of Fixtures provided for in Section 7.05; and [iii] alterations at any Leased Property having an aggregate cost of less than One hundred fifty thousand dollars ($150,000.00) in any Lease Year, Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property without the prior written consent of Landlord which consent will not be unreasonably withheld. If Tenant desires to perform any Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing the Alterations that Tenant desires to perform. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Tenant shall comply with the requirements of
Section 8.02 in making any Alterations approved by Landlord (the "Permitted Alterations").

         8.02 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:

                    (a) The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.

                    (b) The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.

                    (c) The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic's liens.

                    (d) Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

                    (e) Tenant shall, at Tenant's expense, obtain a builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional named insureds of such policy. Landlord shall have the right to approve the form and substance of such policy, which approval shall not be unreasonably withheld or delayed.

                    (f) Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article IV to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

                    (g) If the alterations are structural or additions, Tenant shall, not later than sixty (60) days after completion of the Permitted Alterations, deliver to Landlord a certificate of substantial completion, certified by Tenant's architect or engineer, in the form of

         AIA-G704, or in any other form reasonably satisfactory to Landlord.

                    (h) Tenant shall not later than thirty (30) days after completion of the Permitted Alterations, reimburse Landlord for any costs and expenses, including attorneys' fees and architects' and engineers' fees, reasonably incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this Section.

         8.03 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Agreement and the Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

         8.04 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the occurrence of an Event of Default or the termination or expiration of this Lease, Tenant shall, within thirty (30) days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                        ARTICLE IX: DEFAULTS AND REMEDIES

         9.01 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

                    (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant to Landlord (or to the holder of any Assumed Mortgage Debt Service, as applicable) under this Lease, within ten (10) business days after notice of nonpayment from Landlord.

                    (b) Landlord gives three (3) or more notices of nonpayment of Rent to Tenant in any Lease Year; provided, however, that such shall not be an Event of Default if Landlord fails to exercise its remedies under Section 9.02 within sixty (60) days after the last of such notices. Notice of the same default with respect to more than one Lease or Leased Property shall constitute only one notice for purposes of this Section 9.01(b).

                    (c) Tenant fails to observe and perform any other covenant, condition or agreement under this Agreement or the Lease to be performed by Tenant (except those described in Section 9.01(a) and 9.01(b) of this Agreement) and [i] such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default, the same cannot be remedied within said thirty (30) days, Tenant fails to proceed with reasonable diligence (satisfactory to Landlord) after receipt of the notice to cure the same.

                    (d) Tenant ceases operations at any Leased Property for a period in excess of one-hundred eighty (180) days during the Term except pursuant to damage described in Section 10.05 or condemnation pursuant to Article XI (other than Section 11.02) of this Agreement.

                    (e) [i] The filing by Tenant of a petition under 11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant within ninety (90) days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under 11 U.S.C. in respect of Tenant; [iv] any assignment by Tenant for the benefit of its creditors; [v] the entry by Tenant into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within sixty (60) days of the date of his qualification).

                    (f) [i] any administrator, custodian, trustee or other legally authorized person takes possession or control of any Leased Property or part thereof and continues in possession for ninety (90) days; [ii] any writ against any of the Leased Property is not released or bonded off within ninety (90) days; [iii] any judgment is rendered or proceedings are instituted against any Leased Property or Tenant which affect any Leased Property or any part thereof (other than a condemnation proceeding) which is not dismissed for ninety (90) days (except as otherwise provided in this Section); [iv] all or a substantial part of the assets of Tenant are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and is not dismissed within sixty (60) days; [v] Tenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs and is not dismissed within sixty (60) days; or [vi] except as permitted by Section 18.18, a notice of lien, levy or assessment is filed of record with respect to all or any part of the property of Tenant and is not dismissed or bonded off within sixty (60) days.

                    (g) Tenant or any Affiliate defaults on any material obligation to Landlord, Tenant defaults on any material obligation under any debt associated with the Leased Properties or any debt co-guaranteed by Landlord and Tenant. As used herein, "Affiliate" means any person, corporation, partnership, trust, or other legal entity that, directly or indirectly, controls or is controlled by, or is under common control with, Tenant. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of such entity.

         9.02 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                    (a) Landlord may terminate the applicable Lease, exclude Tenant from possession of the Leased Property and use reasonable efforts to lease the Leased Property to others. If any Lease is terminated pursuant to the provisions of this subparagraph (a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant under the Lease for the balance of the Term if the Lease had not been terminated, less the net proceeds, if any, of any re-letting of the Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including without limitation, the expenses set forth in Section 9.02(b)(2) below. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under the Lease if the Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day. Alternatively, at the option of Landlord, if the Lease is terminated, Landlord will be entitled to recover from Tenant (A) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of awards exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of the Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably be avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result from such failure. The "worth at the time of award" of the amount referred to in clauses (A) and (B) is computed at "present value" using New York Prime Rate. For purposes of this Agreement, "New York Prime Rate" shall mean that rate of interest identified as prime or national prime by the Wall Street Journal, or if not published or found, then the rate of interest charged by the American bank with the greatest number of assets on ninety (90) day unsecured notes to its preferred customers. The worth at the time of award of the amount referred to in clause (C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award. For the purpose of determining unpaid Rent under clause (C), the Rent reserved in the Lease will be deemed to be the sum of the following: [i] the Base Rent computed pursuant to Section 2.01; [ii] the Additional Rent pursuant to Section 2.02 based upon the amount of such Additional Rent for the month preceding the date of termination; and [iii] the Percentage Rent pursuant to Section 2.06 based upon the amount of the annualized Gross Revenues for the then Lease Year increased by three percent (3%) per annum, to the date on which the Lease would have expired if Landlord had not terminated the Lease, but not to exceed the product of one (1%) percent of the initial Base Rent multiplied by the number of years since 1999.

                    (b) (1) Without demand or notice, Landlord may re-enter and take possession of the Leased Property or any part of the Leased Property; and repossess the Leased Property as of the Landlord's former estate; and expel the Tenant and those claiming through or under Tenant from the Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of the Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, re-let the Leased Property or any part of the Leased Property, either alone or in conjunction with other portions of the Improvements of which the Leased Property are a part, in Landlord's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Leased Property) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the Rents for the Leased Property. Landlord will not be responsible or liable for any failure to re-let the Leased Property, or any part of the Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking Possession of the Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice.

                    (b) (2) If Landlord elects to take possession of the Leased Property according to this subparagraph (b) without terminating the Lease, Tenant will pay Landlord (i) the Rent and other sums which would be payable under the Lease if such repossession had not occurred, less
         (ii) the net proceeds, if any, of any re-letting of the Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for such re-letting. If, in connection with any reletting, the new Lease term extends beyond the existing Term or the Leased Property covered by such re-letting include areas which are not part of the Lease Property, a fair apportionment of the Rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new Lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Agreement or the Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

                    (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                    (d) Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

                    (e) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

         9.03 Right of Set-Off. Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Agreement or any Lease and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

         9.04 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within two (2) days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the overdue Rate (as hereinafter defined).

         9.05 Late Charge. Any payment not made by Tenant for more than ten (10) days after the due date shall be subject to a late charge payable by tenant as Rent of three percent (3%) of the amount of such overdue payment.

         9.06 Litigation; Attorneys' Fees. Within ten (10) days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving

Landlord's rights under this Agreement and each Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements; and [iii] the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents. attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees as incurred shall be deemed to be Additional Rent under this Lease.

         9.07 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

         9.08 Escrows and Application of Payments. As security for the performance of its obligations hereunder Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Agreement or under any Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Agreement or under any Lease during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

         9.09 Power of Attorney. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant's obligations under this Agreement and each Lease.

                        ARTICLE X: DAMAGE AND DESTRUCTION

         10.01 General. Tenant shall notify Landlord if any of the Leased Property is damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment until the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

         10.02 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section.

         10.03 Landlord's Costs. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

         10.04 Rent Abatement. In the event that the provisions of Section 10.01 above shall become applicable, the Base Rent, real estate taxes and other Impositions shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Leased Property, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Property, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the substantial completion (defined below) by Tenant of such work or repair and/or reconstruction. Nothing in this section shall be construed to abate or reduce Percentage Rent. In the event that only a portion of the Leased Property is rendered untenantable or incapable of such use, the Base Rent and all real estate taxes and other Impositions payable hereunder shall be reduced on a pro rata basis for the number of licensed nursing home beds which were rendered incapable of occupancy because of such damage or destruction in proportion to the total amount of licensed nursing home beds available for occupancy in the Leased Property prior to such damage or destruction. For purposes of this paragraph, substantial completion shall occur upon the earlier of (i) nine (9) months from the date of the first disbursement of insurance proceeds, or (ii) the issuance of a certificate of occupancy for the Leased Property.

         10.05 Substantial Damage During Lease Term. Provided Tenant has fully complied with Section 4.01 hereof (including actually maintaining in effect rental value insurance provided for in clause (c) thereof), if, at any time during the Term of the Lease, the Leased Property is so damaged by fire or otherwise that more than fifty (50%) percent of the licensed nursing home beds at the Leased Property are rendered unusable, Tenant may, within thirty (30) days after such damage, give notice of its election to terminate the Lease subject to the particular Leased Property and, subject to the further provisions of this Section, such Lease will cease on the tenth (10th) day after the delivery of such notice. If the Lease is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, and the entire insurance proceeds will belong to Landlord. If the Lease is not so terminated, Tenant shall rebuild the Leased

Property in accordance with Section 10.01.

                            ARTICLE XI: CONDEMNATION

         11.01 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Leased Property that is the subject of any Lease is taken, or so much of the Leased Property is taken that the Leased Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then the Lease will terminate on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord, except for damages awarded as compensation for diminution in value of the leasehold in contrast to diminution in the value of the fee of the Leased Property. Tenant shall also be entitled to any specific award made for loss of business or the relocation thereof.

         11.02 Partial Taking. If, after a Taking, so much of the Leased Property that is the subject of any Lease remains that the Leased Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] the Lease will end as to the part taken on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority; [ii] Base Rent for so much of the Leased Property as remains will be reduced on a pro rata basis by an amount equal to the difference between the number of available nursing beds remaining after the Taking and the number of available nursing beds before the Taking; [iii] at its cost, Tenant shall restore so much of the Leased Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iv] upon completion of the restoration, or upon Tenant's request at intervals during the restoration process, in accordance with the procedure set forth in Section 10.01, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Leased Property), or Tenant's actual out-of-pocket costs of restoring the Leased Property; and [v] Landlord shall be entitled to the balance of the net award.

                         ARTICLE XII: TENANT'S PROPERTY

         12.01 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property as a nursing home or assisted living facility. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

         12.02 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's Property:

                  (a) Tenant shall notify Landlord within one hundred twenty
         (120) days after each anniversary of any Lease of any additions, substitutions, or replacements of any item of Tenant's Property which individually has a cost of more than $10,000.00 and shall furnish Landlord with such other information as Landlord may reasonably request from time to time.

                  (b) Tenant's Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanic's liens.

                  (c) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant's Property.

                  (d) Tenant shall, at Tenant's sole cost and expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than ninety percent (90%) of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of Section 4.03.

                  (e) Tenant shall pay all taxes applicable to Tenant's
         Property.

                  (f) If Tenant's Property is damaged or destroyed by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

                  (g) Unless an Event of Default (or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable grace period, Tenant may remove Tenant's property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property as a licensed nursing home facility (unless such items are being replaced by Tenant); and [ii) Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                  (h) Tenant shall remove Tenant's Property upon the termination or expiration of the Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within ninety (90) days after the termination or expiration of the Lease, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of the Lease.

                  (i) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Property.

                 ARTICLE XIII: TENANT'S RIGHTS OF FIRST REFUSAL

         13.01 Rights of First Refusal

                    (a) Subject to the terms and conditions set forth in this
         Section 13.01, Tenant shall have a right of first refusal to purchase any Leased Property (the "Purchase Refusal Right"). If during the Term or for a period of six (6) months following termination of the Lease, Landlord receives a bona fide third party offer to purchase any Leased Property, Landlord shall, prior to accepting such third party offer, send written notice thereof to Tenant ("Landlord's Notice") along with a copy of such offer, and further setting forth in detail all of the terms and conditions of such third party offer, including the price, time for closing, and any contingencies. Tenant shall have fifteen (15) days after receipt of Landlord's Notice to exercise Tenant's Purchase Refusal Right, by giving Landlord written notice thereof. Failure of Tenant to exercise the Purchase Refusal Right within such time period set forth above shall be deemed to extinguish the Purchase Refusal Right. Thereafter, Landlord may sell such Leased Property to such third party on the same terms and conditions as set forth in the Landlord's Notice. Tenant's Purchase Refusal Right shall revive in the event that Landlord fails to close such third party offer. In the event that Tenant elects to exercise the Purchase Refusal Right and to purchase the Leased Property thereby, (a) Tenant shall purchase such Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice, and (b) concurrently with such purchase, the Lease of such Leased Property shall terminate (but Tenant shall remain liable to pay any unpaid Rent with respect to such Leased Property and all indemnifications and other provisions that survive the expiration of any Lease or of this Agreement shall continue in effect), and this Agreement shall be appropriately amended to reflect the termination of such Lease.

                    (b) Subject to the terms and conditions set forth in this
         Section 13.01, Tenant shall have a right of first refusal to lease any Leased Property (the "Lease Refusal Right"). If during the Term or within six (6) months thereafter Landlord receives a bona fide third party offer to lease any Leased Property after expiration of the Lease to Tenant, Landlord shall, prior to accepting such third party offer, send written notice thereof to

         Tenant ("Landlord's Notice") along with a copy of such offer, and further setting forth in detail all of the terms and conditions of such third party offer, including the rent. Tenant shall thereafter have thirty (30) days after the date of Landlord's Notice to exercise Tenant's Lease Refusal Right, by giving Landlord written notice thereof. Failure of Tenant to exercise the Lease Refusal Right within such time period set forth above shall be deemed to extinguish the Lease Refusal Right. Thereafter, Landlord may lease such Leased Property to such third party on the same terms and conditions as set forth in the Landlord's Notice. Tenant's Lease Refusal Right shall revive in the event that Landlord fails to close such third party offer. In the event that Tenant elects to exercise the Lease Refusal Right and to lease the Leased Property thereby, Tenant shall lease such Leased Property on the same terms and conditions and subject to all time periods and other limitations as provided in Landlord's Notice.

               ARTICLE XIV: ASSIGNMENT AND SUBLETTING; ATTORNMENT

         14.01 Subletting and Assignment; Attornment. Subject to the provisions of Section 14.03 below and any other express conditions or limitations set forth herein, Tenant may, without the consent of Landlord, (i) assign this Agreement or any Lease or sublet all or any part of the Leased Property to any Affiliate of Tenant or Landlord, or (ii) sublet all or any part of the Leased Property (a) in the normal course of the conduct of Tenant's business on the Leased Property (such as but not limited to leasing of space for major moveable equipment or functional departments such as pathology, pharmacy and radiology), or (b) as to less than an aggregate of 20% of the rentable square footage of the buildings on any Leased Property, to concessionaires or other third party users or operators of portions of the Leased Property which are reasonably related to the health-care industry or which provide direct services for patients or employees of the Leased Property. Landlord shall not unreasonably withhold its consent to any other or further subletting or assignment, provided that (a) in the case of a subletting, the sublessee shall comply with the provisions of Section 14.02,
(b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such sublessee or assignee, as the case may be, in form and substance satisfactory to the Landlord, shall be delivered promptly to Landlord, and (d) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

         14.02 Attornment. Tenant shall insert in each sublease permitted under
Section 14.01 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of the Lease (including this Agreement) and to the rights of Landlord hereunder, (b) in the event the Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of the Lease, and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in Default under the Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under the Lease.

         14.03 Sublease Limitation. Anything contained in this Agreement or any Lease to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other manner such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986 as amended (the "Code"), or any similar or successor provisions thereto.

                             ARTICLE XV: ARBITRATION

         15.01 Arbitration. Except with respect to the payment of Base Rent hereunder, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance thereof, which the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration to be initiated and conducted as provisions of this Article XV.

         15.02 Appointment of Arbitrators. The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating some competent disinterested person to act as an arbitrator; within twenty (20) days after receipt of such written demand and notification, the other party shall, in writing, nominate a competent disinterested person and the two (2) arbitrators so designated shall, within ten (10) days thereafter, select a third arbitrator and give immediate written notice of such selection to the parties and shall fix in said notice a time and place for the first meeting of the arbitrators, which meeting shall be held as soon as conveniently possible after the selection of all arbitrators at which time and place the parties to the controversy may appear and be heard.

         15.03 Third Arbitrator. In case the notified party or parties shall fail to make a selection upon notice, as aforesaid, or in case the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within ten (10) days after their selection, then such arbitrator or arbitrators, may, upon application made by either of the parties to the controversy, after twenty (20) days' written notice thereof to the other party or parties, be appointed by the Senior Judge of the United States District Court having jurisdiction of controversies litigated in Nashville Tennessee.

         15.04 Arbitration Procedure. Said arbitrators shall give each of the parties not less than ten (10) days' written notice of the time and place of each meeting at which the parties or any of them may appear and be heard and after hearing the parties in regard to the matter in dispute and taking such other testimony and making such other examinations and investigations as justice shall require and as the arbitrators may deem necessary, they shall decide the question submitted to them; and the decision of said arbitrators in writing signed by a majority of them shall be final and binding upon the parties to such controversy. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement or of any applicable Lease.

         15.05 Expenses. The expenses of such arbitration shall be divided between Landlord and Tenant unless otherwise specified in award. Each party in interest shall pay the fees and expenses of its own counsel.

            ARTICLE XVI: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT,
                    BOND FINANCING AND ESTOPPEL CERTIFICATES

         16.01 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Agreement and each Lease, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

         16.02 Subordination. This Agreement and each Lease and Tenant's rights under this Agreement and each Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Agreement and each Lease is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

         16.03 Attornment; Non-Disturbance. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 16.02 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one (1) month in advance; [ii] any amendment or modification of this Lease made without its written consent; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iv] any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within twenty (20) days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

         Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any such party referred to above which provides that in the event such party succeeds to Landlord's interest under the Lease and provided that no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property.

         16.04 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; [vi] that the Landlord has no outstanding construction or repair obligations; and [vii] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; [e] Landlord has no outstanding construction or repair obligation, and [f] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate which Tenant does not object to within twenty (20) days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                           ARTICLE XVII: MISCELLANEOUS

         17.01 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing shall be addressed as follows:

         If to Landlord:    NHR/OP, L.P.
                              100 Vine Street, Attn:  President
                              Suite 1400, City Center
                              Murfreesboro, Tennessee 37130

         If to Tenant:      National HealthCare Corporation
                              100 Vine Street
                              Suite 1400, City Center
                              Murfreesboro, Tennessee 37130

         With a copy to:    Richard F. LaRoche, Jr.
                              Senior Vice President and Secretary
                              National HealthCare Corporation
                              100 Vine Street
                              Suite 1400, City Center
                              Murfreesboro, Tennessee 37130

         With a copy to:    Ernest E. Hyne, II, Esq.
                              Harwell Howard Hyne Gabbert & Manner
                              P.O. Box 2960
                              Nashville, Tennessee 37219;

and shall be served by [i] personal delivery, [ii] certified mail, return receipt requested, postage prepaid, or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

         17.02 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal lease of any Leased Property within ninety (90) days prior to the expiration of the Term, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing one hundred eighty (180) days prior to the expiration of the Term "for sale" or "for rent" notices or signs.

         17.03 Entire Agreement. This Agreement and the individual Leases contain the entire agreement between Landlord and Tenant with respect to the subject matter hereof and thereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.

         17.04 Severability. If any term or provision of this Agreement or any Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement or any Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which event the Lease for such Leased Property shall forthwith terminate as if by expiration of the Term.

         17.05 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         17.06 Governing Law. This Lease shall be construed under the laws of the State of Tennessee.

         17.07 Recording of Lease. Tenant shall not record this Agreement. Tenant may, however, record the Lease approved by Landlord with respect to each Leased Property; provided, however, such lease shall not disclose the Base Rent of other economic terms of the Lease.

         17.08 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Agreement or any Lease or exercise any other remedy granted herein on account of such existing default.

         17.09 Binding Effect. This Agreement and each Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

         17.10 Authority. The persons executing this Agreement or any Lease on behalf of Tenant warrant that [i] Tenant has the power and authority to enter into this Agreement or such Lease; [ii] Tenant is qualified to do business in the state in which the Leased Property is located; and [iii] they are authorized to execute this Lease on behalf of Tenant. Tenant shall, at the request of Landlord, provide evidence satisfactory to Landlord confirming these representations.

         17.11 Transfer of Permits, Etc. Upon the expiration or earlier termination of the Term of any Lease (whether pursuant to the provisions of this Agreement or of such Lease), Tenant shall to transfer and relinquish to Landlord or Landlord's nominee and to cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or such nominee of all licenses, operating permits, certificates of need and other governmental authorization and all contracts, including without limitation, a Certificate of Need, the nursing home and/or health care facility license, and any other contracts with governmental or quasi-governmental entities which may be necessary or appropriate for the operation by Landlord or such nominee of the Leased Property for the purposes of operating a nursing home and health care facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. Any such permits, licenses, certificates and contracts which are held in Landlord's name now or at the termination of the Lease shall remain the property of Landlord. To the extent permitted by law, Tenant hereby irrevocably appoints Landlord, its successors and assigns and any nominee or nominees specifically designated by Landlord or any successor or assign as Tenant's attorney-in-fact to execute, acknowledge, deliver and file all documents appropriate to such transfer or processing of any such application on behalf of Tenant; this power of attorney is coupled with an interest and is irrevocable.

         17.12 Modification. This Agreement and any Lease may only be modified by a writing signed by both Landlord and Tenant.

         17.13 Incorporation by Reference. All schedules and exhibits referred to in this Agreement are incorporated into this Agreement, and all schedules and exhibits referred to in any Lease (as well as the provisions of this Agreement, except to the extent specifically excluded from or inconsistent with the terms of such Lease) are incorporated into such Lease.

         17.14 No Merger. The surrender of this Agreement or of any Lease by Tenant or the cancellation of this Agreement or of any Lease by agreement of Tenant and Landlord or the termination of this Agreement or of any Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of any applicable Leased Property.

         17.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

         17.16 Waiver of Jury Trial. To the extent that there is any claim by one party against the other that is not to be settled by arbitration as provided in Article XV hereof, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

         17.17 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such Proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000.00), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article IV shall be maintained: and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

         17.18 Construction of Lease. This Agreement and each of the Leases for Leased Properties described on Schedule A hereto have been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Agreement and such Leases are the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing such documents.

         17.19 Counterparts. This Agreement and each Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof.

         17.20 Relationship of Landlord and Tenant. The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

         17.21 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

         17.22 Sale of Real Estate Assets. Notwithstanding any other provision of this Agreement or of any Lease, Landlord shall not be required to sell or transfer Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(6) of the Code, to Tenant if Landlord's counsel advises Landlord that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C) of the Code. If Landlord determines not to sell such property pursuant to the above sentence, Tenant's right, if any, to purchase the Leased Property shall continue and be exercisable at such time as the transaction, upon the advice of Landlord's counsel, would be a sale of property described in Section 857(b)(6)(C) of the Code.

         17.23 Use of Tenant's Name. Following the expiration or earlier termination of this Agreement and of all of the Leases, Landlord shall use its best efforts, if requested by Tenant within 12 months of such expiration or termination, to cause its name to be changed to a name that does not include the word "National" or any variation thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

         LANDLORD:                NHR/OP, L.P.

                                  By: National Health Realty, Inc., its Managing
                                        General Partner


                                  By:
                                         -------------------------------

                                  Title:
                                         -------------------------------



         TENANT:                  NATIONAL HEALTHCARE CORPORATION


                                  By:
                                         -------------------------------

                                  Title:
                                         -------------------------------